Exhibit 3.1

Document must be filed electronically.		Colorado Secretary of State
Paper documents will not be accepted.		Date and Time: 06/21/2010 04:26 PM
Document processing fee	$50.00	ID Number: 20101351412
Fees & forms/cover sheets		Document number: 20101351412
are subject to change.		Amount Paid: $50.00
To access other information or print
copies of filed documents,
visit www.sos.state.co.us and
select Business Center.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

Vanguard Energy Corporation

                                                                                                            .

(The name of a corporation must contain the term or abbreviation “corporation”,

“incorporated”, “company”, “limited”, “corp.”, inc.”, “co.” or “ltd.”. See §7-90-

601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation’s initial principal office is

Street address	Suite 1100

(Street number and name)
1999 Avenue of the Stars

Los Angeles CA 90067

(City) (State) (ZIP/Postal Code)

United States

(Province — if applicable) (Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

(City) (State) (ZIP/Postal Code)

3. The registered agent name and registered agent address of the corporation’s initial registered agent are

Name	Hart Will
(if an individual)
(Last) (First) (Middle) (Suffix)

OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address	1624 Washington Street

(Street number and name)

Denver CO 80203

(City) (State) (ZIP/Postal Code)
Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

CO .
(City) (State) (ZIP/Postal Code)

(The following statement is adopted by marking the box.)
☒ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name	Hart Will
(if an individual)
(Last) (First) (Middle) (Suffix)

OR

(if an entity) (Caution: Do not provide both an individual and an entity name.)

1624 Washington Street
Mailing address
(Street number and name or Post Office Box information)

Denver CO 80203

(City) (State) (ZIP/Postal Code)
United States
.
(Province — if applicable) (Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☒The corporation is authorized to issue     50,000,000     common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☒Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

           (Caution: At least one box must be marked. Both boxes may be marked, if applicable.)

6. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

☒This document contains additional information as provided by law.

7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are                                                                                .

                                                                                                                                          (mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Hart Will

(Last) (First) (Middle) (Suffix)
1624 Washington Street

(Street number and name or Post Office Box information)

Denver CO 80203

(City) (State) (ZIP/Postal Code)
United States

.
(Province — if applicable) (Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

Vanguard Articles of Incorporation 2-18-11

Document must be filed electronically.		Colorado Secretary of State
Paper documents will not be accepted.		Date and Time: 06/21/2010 04:26 PM
Document processing fee	$50.00	ID Number: 20101351412
Fees & forms/cover sheets		Document number: 20101351412
are subject to change.		Amount Paid: $50.00
To access other information or print
copies of filed documents,
visit www.sos.state.co.us and
select Business Center.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

Vanguard Energy Corporation

                                                                                                            .

(The name of a corporation must contain the term or abbreviation “corporation”,

“incorporated”, “company”, “limited”, “corp.”, inc.”, “co.” or “ltd.”. See §7-90-

601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation’s initial principal office is

Street address	Suite 1100

(Street number and name)
1999 Avenue of the Stars

Los Angeles CA 90067

(City) (State) (ZIP/Postal Code)

United States

(Province — if applicable) (Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

(City) (State) (ZIP/Postal Code)
.
(Province — if applicable) (Country)
3. The registered agent name and registered agent address of the corporation’s initial registered agent are

Name	Hart Will
(if an individual)
(Last) (First) (Middle) (Suffix)

OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address	1624 Washington Street

(Street number and name)

Denver CO 80203
(City) (State) (ZIP/Postal Code)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

CO .
(City) (State) (ZIP/Postal Code)

(The following statement is adopted by marking the box.)
☒ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name	Hart Will
(if an individual)
(Last) (First) (Middle) (Suffix)

OR

(if an entity) (Caution: Do not provide both an individual and an entity name.)

1624 Washington Street
Mailing address
(Street number and name or Post Office Box information)

Denver CO 80203

(City) (State) (ZIP/Postal Code)
United States
.
(Province — if applicable) (Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☒The corporation is authorized to issue     50,000,000     common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☒Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

           (Caution: At least one box must be marked. Both boxes may be marked, if applicable.)

6. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

☒This document contains additional information as provided by law.

7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are                                                                                .

                                                                                                                                          (mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Hart Will

(Last) (First) (Middle) (Suffix)
1624 Washington Street

(Street number and name or Post Office Box information)

Denver CO 80203

(City) (State) (ZIP/Postal Code)
United States

.
(Province — if applicable) (Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

Vanguard Articles of Incorporation 2-18-11

VANGUARD ENERGY CORPORATION

Capital Stock

The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.00001 par value, and 5,000,000 shares of preferred stock, $0.00001 par value.

No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock.  All shares of common stock shall have equal rights and privileges, including the following:

1.             All shares of common stock shall share equally in dividends.  Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in this Certificate of Incorporation.  When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation’s fiscal year during which such distribution was made.

2.             All shares of common stock shall share equally in distributions in partial liquidation.  Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may distribute, from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent.  Each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof.  Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

3.a.                          Each outstanding share of common stock shall be entitled to one vote at stockholders’ meetings, either in person or by proxy.

b.             The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation’s Board of Directors, in accordance with Colorado Law.

c.             i)              Cumulative voting shall not be allowed in elections of directors or for any purpose.

ii)            No holders of shares of capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.  The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

iii)           The Board of Directors may restrict the transfer of any of the Corporation’s stock issued by giving the Corporation or any stockholder “first right of refusal to purchase” the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State.  Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

iv)           The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

d.             Any action required or permited by the Colorado Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting if the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing.

Transactions with Directors and Other Interested Parties

No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation.  Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

Limitation of Director Liability and Indemnification

No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director’s duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by Colorado law; or (iv) any transaction from which such director derived an improper personal benefit.

No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense.  The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

The word “director” shall include at least the following, unless limited by Colorado law:  an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan.  A director shall be considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.  To the extent allowed by Colorado law, the word “director” shall also include the heirs and personal representatives of all directors.

This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Colorado Business Corporation Act, or any successor provision.

Vanguard Articles of Inc attachment 6-21-10